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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): March 13, 2002

                                 CELLPOINT INC.
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             (Exact Name of Registrant as Specified in Its Charter)


          Nevada                       0-25205               52-2032380
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(State or Other Jurisdiction          (Commission         ( I.R.S. Employer
     of Incorporation)               File Number)         Identification No.)


                 3000 Hillswood Drive, Hillswood Business Park,
                       Chertsey, Surrey KT16 ORS, England
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code: 011 44 1932 895 310
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           Former name or former address, if changed since last report




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ITEM 5.  OTHER EVENTS.

PRELIMINARY AGREEMENT REACHED AS TO RESTRUCTURING OF SHORT-TERM DEBT

The Company has concluded preliminary agreements to restructure short-term debt held by Castle Creek Technology Partners, LLC (Castle Creek) and all other debt holders. In the terms negotiated with all the major debt holders late Friday last week, half of the principal and interest on each outstanding debt, which equates to $5.5 million, will be converted to equity at 78 cents per share - a 50% premium to the latest market closing price.

The remaining $5.5 million in debt has been restructured as long-term debt and is not due until March 2004. Castle Creek, as the senior debt holder, will have the right to match any financing the Company would do at a price significantly below 78 cents by converting that same portion of their notes, dollar for dollar, into common stock at the same time and at the same price, but with no warrant coverage. These agreements with the debt holders are subject to a settlement being negotiated in parallel with the rest of the Company's creditors, discussed below, and the Company's ability to raise additional capital in the short term.

The Company had previously entered into an agreement on February 28, 2002, with Castle Creek to convert the $550,000 principal payment on its convertible note due under the terms of the Stipulation and Order, dated December 19, 2001, in Castle Creek's lawsuit against the Company, to 705,128 shares of common stock, and for Castle Creed to dismiss its lawsuit without prejudice.

The Company's Swedish subsidiary, CellPoint Systems AB, has entered into formal restructuring termed `voluntary composition' for settlement payments on all existing payables; other existing payables in the group will be addressed in a similar manner. Under Swedish law, the subsidiary has suspended all payments and a plan of settlement of 25% payment on outstanding payables is offered to all creditors. All new goods and services procured going forward will not be subject in any way to this `voluntary composition' plan in Sweden or elsewhere across the Company. The reduction in payables in CellPoint Systems AB following a full 25% restructuring is $1 million (SEK 10.4 million). Should the restructuring offer not be accepted, the Swedish subsidiary has then the possibility of making an `official composition' which would be actioned at a later date. The overall restructuring of the subsidiary's payables is subject to the Company's guaranteeing the payment plans. Payments are planned for the 15th of April, 2002. The Company is pursuing additional funds with investors, but as of today, a financing is not guaranteed. Should the financing issue not be solved before the 10th of April, 2002, the settlement payment plans would not be met and the Company or its subsidiary would be at risk for possible bankruptcy.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements

                  Not applicable.

         (b)      PRO FORMA Financial Statements

                  Not applicable.


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         (c)      Exhibits

                  Exhibit 4.9 Agreement, dated February 28, 2002, between Castle Creek Technology Partners, LLC and the Company

                  Exhibit 4.10 Term Sheet, dated March 13, 2002, between Castle Creek Technology Partners, LLC and the Company


                  Exhibit 4.11 Agreement, dated March 13, 2002, between the Company and M&S Trust


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            CELLPOINT INC.


                            By /s/ PETER HENRICSSON
                               ------------------------------
                               Peter Henricsson
                               Chief Executive Officer

Date: March 14, 2002



                                  EXHIBIT INDEX

Exhibit No.                         Description
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Exhibit 4.9                         Agreement, dated February 28, 2002, between
                                    Castle Creek Technology Partners, LLC and the Company

Exhibit 4.10 Term Sheet, dated March 13, 2002, between Castle Creek Technology Partners, LLC and the Company

Exhibit 4.11 Agreement, dated March 13, 2002, between the Company and M&S Trust